UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 14, 2006 (Date of earliest event reported)
BDC Capital, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On December 8, 2006, the Company announced it had signed a letter of intent to purchase privately held Do Sports, Inc., a creator, developer and owner of 91 high school spirit sites, for an undisclosed purchase price of common stock and cash. Do Sports is based in Cambridge, Ohio, and was founded in 1999 by president and CEO Kelly Sovka. Of the 91 sites, 62 are fully operating while the other 29 are under construction.

For additional information, please see the attached news release, filed herewith as Exhibit 99.1.

Dated: December 20, 2006	BDC CAPITAL, INC. By: /s/ David R. Pomije David. R. Pomije, CFO